Exhibit 99.1

Media relations contact:	Investor relations contact:
Judy DeRango Wicks (678) 375-1595 jdwicks@checkfree.com	Tina Moore (678) 375-1278 tmoore@checkfree.com
CheckFree Strengthens Health & Fitness Leadership with Acquisition of Aphelion
ATLANTA (November 1, 2005) — CheckFree Corporation (Nasdaq: CKFR) today announced the acquisition of substantially all of the assets of Aphelion, Inc., a leading provider of health club management software and services, for $18 million in a cash transaction that closed on October 31, 2005. The combination of two pioneers in the health and fitness industry creates an organization that will provide high-quality services and products for health and fitness clubs of all sizes, and assure continued technology advancements for the entire market. CheckFree’s 25 years in electronic commerce began with the automation of monthly health club dues in 1981.
The addition of Aphelion expands the number of clubs that CheckFree serves, strengthens the Company’s presence in the mid-size and independent club markets, and brings CheckFree prospective electronic funds transfer customers. Aphelion also establishes CheckFree’s Health & Fitness presence internationally in Europe, Canada and Asia-Pacific with club management solutions in multiple local languages, and round-the-clock customer support.
Both CheckFree and Aphelion have been innovators in the health and fitness industry and are credited with advancements in electronic funds transfer and club management software, respectively. The acquisition brings the resources of a large organization to Aphelion customers and prospects, while CheckFree expands its expertise with the continued service of Aphelion’s founders and its base of associates.
“With the acquisition of Aphelion, CheckFree is reaffirming its commitment to technology leadership in the health and fitness industry,” said Matt Lewis, executive vice president and general manager of CheckFree’s Electronic Commerce division. “The addition of Aphelion brings CheckFree a strong, complementary customer base with opportunities for continued growth and innovation in processing and management solutions for health clubs of all sizes.”
Update to Second Quarter and Fiscal 2006 Financial Outlook

CheckFree’s earnings expectations for the quarter ending December 31, 2005 and the fiscal year 2006 ending June 30, 2006 remain unchanged. The acquisition of Aphelion is expected to contribute about $1 million in revenue for the second quarter of the fiscal year. The Company now expects second quarter revenue in the range of $211 to $216 million. For the quarter ending December 31, 2005, the Company continues to expect GAAP earnings per share in the range of $0.33 to $0.36 and underlying earnings per share in the range of $0.40 to $0.42. For fiscal 2006, GAAP earnings per share expectations remain in the range of $1.08 to $1.13, with underlying expectations for earnings per share in the range of $1.50 to $1.54.
About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of
- more -

CheckFree Strengthens its Health & Fitness Leadership with Acquisition of Aphelion receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage more than $1.2 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two thirds of the 12 billion Automated Clearing House transactions in the United States. The division also provides operational risk management, financial messaging, corporate actions, and regulatory compliance software to more than 1,500 organizations across the globe.
Certain of CheckFree’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements regarding forecasts and expectations of revenue for the second quarter of fiscal 2006, earnings per share for the second quarter of fiscal 2006 and fiscal 2006 as a whole (paragraph 5). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in CheckFree’s business, and other risks and uncertainties detailed from time to time in CheckFree’s periodic reports filed with the Securities and Exchange Commission, including CheckFree’s Annual Report on Form 10-K for the year ended June 30, 2005 (filed September 2, 2005). One or more of these factors have affected, and could in the future affect CheckFree’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this press release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by CheckFree, or any other person, that the objectives and plans of CheckFree will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and CheckFree assumes no obligation to update any forward-looking statements.
Use of Non-GAAP Financial Information
CheckFree supplements its reporting of revenue, income (loss) from operations, net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying revenue,” “underlying income (loss) from operations,” “underlying net income (loss)” and “underlying earnings (loss) per share.” Management believes that certain non-cash adjustments to revenue or expense enhance the company’s evaluation of its performance, and are not pertinent to day-to-day operational decision making in the business. Therefore, CheckFree excludes these items from GAAP revenue, income (loss) from operations, net income (loss) and earnings (loss) per share in calculating underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share.
Examples of such non-cash charges may include, but not be limited to, intangible asset amortization expense and in-process research and development costs associated with acquisitions, charges associated with the impairment of intangible assets, charges resulting from warrants issued to third parties, and charges associated with reorganization activities, all offset by the cumulative tax impact of these charges. CheckFree excludes these items in order to more clearly focus on the factors it believes are pertinent to the daily management of the company’s operations, and management uses underlying results to evaluate the impact of operational business decisions. CheckFree regularly reports underlying results to its Chairman and Chief Executive Officer, the company’s chief operating decision maker, who uses this information in allocating resources to CheckFree’s various business units. Additionally, as CheckFree rewards its management for their decisions that increase revenue and decrease controllable costs, the company uses underlying revenue and underlying income (loss) from operations as factors in determining short-term incentive compensation for management, and uses underlying revenue, underlying net income (loss) and underlying earnings (loss) per share as factors in determining long-term incentive compensation for management.
Because CheckFree utilizes underlying financial results in the management of its business and to determine incentive compensation for management, the company believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of the company’s management and its core business performance.
CheckFree’s underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, revenue, income (loss) from operations, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying revenue, underlying income (loss) from operations, underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.
# # #